UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2018
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 22, 2018, HP Inc. (the “Company”) issued a news release relating to the results of operations for its fiscal quarter ended January 31, 2018. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective at the beginning of its first quarter of fiscal 2018, the Company implemented an organizational change to align its segment and business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of a portion of long life consumables from Commercial to Supplies within the Printing segment. Certain revenues related to service arrangements, which are being eliminated for the purposes of reporting the Company’s consolidated net revenue, have now been reclassified from Other to segments. The Company has reflected this change to its segment and business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
  As a result of this change, the Company has released modified quarterly and full year segment financial results and statements of business unit revenue for fiscal 2017 and 2016, which are attached hereto in Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	HP Inc. News Release dated February 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: February 22, 2018	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	HP Inc. News Release dated February 22, 2018.